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                                                                  Exhibit 99.2


                                    FOR FURTHER INFORMATION CONTACT:
                                    David J. M. Erskine
                                    President and Chief Executive Officer
                                    (215) 569-9900


FOR IMMEDIATE RELEASE:
         March 15, 2002



                  CSS INDUSTRIES, INC. COMPLETES ACQUISITION OF
               MAJOR PORTION OF C. M. OFFRAY & SON, INC. BUSINESS


         CSS Industries, Inc., (NYSE: CSS) announced today that the previously reported acquisition of substantially all of the business and assets of the segments of C. M. Offray & Son, Inc. which manufactures and sells decorative ribbon products, floral accessories and narrow fabrics for apparel, craft and packaging applications has been completed. Offray is a leading supplier of narrow woven ribbons in the United States.

         CSS is a consumer products company primarily engaged in the manufacture and sale to mass market retailers of seasonal, social expression products, including gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, educational products and Easter egg dyes and novelties.